UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

February 2, 2024

Date of Report (Date of earliest event reported)

AIRSHIP AI HOLDINGS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-40222	93-4974766
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

8210 154th Ave NE Redmond, WA	98052
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 462-4250

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	AISP	The Nasdaq Stock Market LLC
Warrants	AISPW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into Material Definitive Agreement

 On February 2, 2024, Airship AI Holdings, Inc. (the “Company”) issued and sold to Platinum Capital Partners Inc. (“Platinum”) in a private placement an Amended and Restated Senior Secured Convertible Promissory Note in the  principal amount of $2,000,000 (the “Note”).  The Note amends and restates in its entirety the Senior Secured Convertible Promissory Note issued to Platinum in the principal amount of $2,000,000 on June 22, 2023. The repayment amount of the Note is 110% of the principal amount ($2,200,000) and matures in full on June 22, 2024. Interest accrues on the Note at the rate of 6% per annum calculated on the basis of 360 days.  At the option of Platinum, the principal amount of the Note plus any accrued but unpaid interest is convertible into shares of the Company’s common stock (“Common Stock”) at a conversion price per share equal to the lower of (i) $3.69717, subject to appropriate adjustment as provided in the Note, and (ii) 65% of the VWAP for the Common Stock for the preceding five trading days immediately prior to any conversion, but in no event below $2.27518, subject to appropriate adjustment as provided in the Note. The Note contains “weighted average” anti-dilution protection for issuances of shares of Common Stock or Common Stock equivalents at a price less than the conversion price then in effect.

In connection with the issuance of the Note, the Company also issued to Platinum an Amended and Restated Common Stock Purchase Warrant (the “Warrant”) on February 2, 2024 to purchase 189,334 shares of Common Stock at an exercise price per share of $3.69717.  The term of the Warrant expires on June 22, 2028. The Note may not converted, and the Warrant may not be exercised, to the extent that after giving effect to such conversion and/or exercise, Platinum (together with its affiliates) would beneficially own in excess of 4.99% of the Common Stock outstanding immediately after giving effect to such conversion and/or exercise.

The obligations under the Note are secured by a blanket lien on all assets of the Company pursuant to an Amended and Restated Security Agreement dated February 2, 2024 (the “Security Agreement”) and are guaranteed pursuant to an Amended and Restated Guaranty dated February 2, 2024 (the “Guaranty”).  The Company also concurrently entered into an Amended and Restated Subordination Agreement.

The foregoing summaries of the terms and conditions of the Note, the Warrant, the Security Agreement, the Guaranty and the Amended and Restated Subordination Agreement set forth herein do not purport to be complete and are qualified in their entirety by the full text of the forms of the Note, the Warrant, the Security Agreement, the Guaranty and the Amended and Restated Subordination Agreement, which are attached hereto as Exhibits 10.1, 4.1, 10.2, 10.3 and 10.4, respectively, and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation.

The disclosure set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated in its entirety under this Item 2.03.

Item 3.02. Unregistered Sales of Equity Securities

The disclosure set forth in Item 1.01 of this Current Report on Form 8-K is hereby incorporated in its entirety into this Item 3.02. The Note, the Warrant and the shares of Common issuable upon conversion of the Note and exercise of the Warrant described herein have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and were offered and sold in reliance upon exemption from the registration requirements under Section 4(a)(2) under the Securities Act and/or Regulation D promulgated thereunder.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

No.	Description of Exhibit
4.1	Amended and Restated Common Stock Purchase Warrant issued February 2, 2024 by Airship AI Holdings, Inc. to Platinum Capital Partners Inc.

10.1	Amended and Restated Senior Secured Convertible Promissory Note issued February 2, 2024 by Airship AI Holdings, Inc. to Platinum Capital Partners Inc.

10.2	Amended and Restated Security Agreement dated February 2, 2024 between Airship AI Holdings, Inc. and Platinum Capital Partners Inc.

10.3	Amended and Restated Guaranty dated February 2, 2024 between Airship AI Holdings, Inc., Platinum Capital Partners Inc.

10.4	Amended and Restated Subordination Agreement dated February 2, 2024 between Airship AI Holdings, Inc. and Platinum Capital Partners Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 6, 2024

AIRSHIP AI HOLDINGS, INC.

	By:	/s/ Victor Huang
	Name:	Victor Huang
	Title:	Chief Executive Officer

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